UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 5, 2026

Mobileye Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41541	88-0666433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

c/o Mobileye B.V.

Har Hotzvim, 1 Shlomo Momo HaLevi Street

Jerusalem 9777015, Israel

(Address of principal executive offices and zip code)

+972-2-541-7333

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	MBLY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On January 5, 2026, Mobileye Global Inc. (the “Corporation”), a Delaware corporation, and Mobileye Vision Technologies Ltd. (“MEIL”), a company organized under the laws of the State of Israel and a subsidiary of the Corporation, entered into a share purchase agreement (the “Share Purchase Agreement”) to acquire 100% of the issued and outstanding stock of Mentee Robotics Ltd. (“Mentee”, and such transaction, the “Acquisition”).

The Acquisition was approved by the Corporation’s Board of Directors (the “Board”), acting on the recommendation of a strategic transaction committee consisting of four disinterested directors (two of whom are independent). The Audit Committee of the Corporation’s Board also approved the Acquisition pursuant to the Corporation’s Related Persons Transaction Policy. Intel Corporation, as the sole beneficial holder of the Corporation’s issued and outstanding Class B common stock, also approved the Acquisition pursuant to the Corporation’s Amended and Restated Certificate of Incorporation. Prof. Shashua recused himself from the Board’s consideration and approval of the Acquisition. Prof. Amnon Shashua, President and CEO of the Corporation, is the Chairman, Co-Founder and a significant shareholder of Mentee, and Prof. Shai Shalev-Shwartz, Chief Technology Officer of the Corporation, is Co-Founder and a significant shareholder of Mentee (Prof. Shalev-Shwartz, together with Prof. Shashua and Prof. Lior Wolf, the Chief Executive Officer and a Co-Founder of Mentee, the “Mentee Founders”). In addition, Prof. Amnon Shashua’s son and son-in-law, are both employees of Mentee and each hold vested and unvested options issued pursuant to Mentee’s employee incentive plan and will receive some consideration pursuant to the terms of the Share Purchase Agreement.

The Share Purchase Agreement provides for an aggregate purchase price of $900,000,000, consisting of (i) approximately $612 million in cash (subject to certain adjustments,) and (ii) up to 26,229,714 shares of Class A common stock, par value $0.01 per share, of the Corporation (the “Class A Stock”), subject to adjustment based on the vesting of any Mentee options prior to the closing. The entirety of such Class A Stock will be allocated to the Mentee Founders (the “Aggregate Stock Consideration”). 10% of the Aggregate Stock Consideration will be subject to a six month lock-up period pursuant to a Lock-Up Agreement. The remaining 90% of the Aggregate Stock Consideration will be deposited with a deferred consideration trustee and will be released in equal portions twenty-four and forty-eight months after the closing date, subject to continued employment, or under certain circumstances affiliation, with the Corporation and its subsidiaries. Prof. Amnon Shashua will receive approximately 37.87% of the total consideration, valued at approximately $341 million, to be paid evenly in cash and Class A Stock, and Prof. Shai Shalev-Schwartz will receive approximately 13.08% of the total consideration, valued at approximately $118 million, to be paid evenly in cash and Class A Stock. The foregoing dollar values, number of shares and percentages are not final and are subject to adjustment pursuant to the terms of the Share Purchase Agreement.

At the closing, $95 million of the purchase price will be deposited with an escrow agent (provided that with respect to Mentee Founders, 50% of their pro rata portion of the escrow shall be deposited in the form of Class A Stock) to secure the post-closing purchase price adjustments and certain indemnification obligations of the shareholders of Mentee.

Pursuant to the Share Purchase Agreement, (i) all vested options to acquire shares of Mentee (each option, a “Mentee Option”) and 20% of unvested Mentee Options will be cancelled and converted into the right to receive a portion of the cash consideration based on the intrinsic value of such Mentee Options at the purchase price and (ii) all remaining unvested Mentee Options will be cancelled and converted into the right to receive a number of unvested RSUs of the Corporation calculated based on the volume weighted average of the closing sale prices for the Class A Stock over the thirty (30) Trading Days ending immediately prior to the closing date and with a value equal to the intrinsic value of such Mentee Options at the purchase price.

The Acquisition is subject to various closing conditions, including (i) the absence of any legal restraint preventing the consummation of the Acquisition or any transactions contemplated thereby, (ii) the approval by the Israeli Tax Authority of the intended tax treatment of the Class A Stock received by the Mentee Founders under Section 104H of the Israeli Income Tax Ordinance, and of the intended tax treatment of the consideration received (including RSUs) by the employees of Mentees for their options (and shares deriving therefrom) pursuant to Section 102 of the Israeli Income Tax Ordinance, (iii) the accuracy of each party’s representations and warranties (subject to materiality qualifiers) and performance by the parties of their respective obligations under the Share Purchase Agreement, (iv) the absence of a material adverse effect on Mentee and (v) the satisfaction of other conditions and deliverables customary for a transaction of this type.

The Share Purchase Agreement contains certain termination rights for the Corporation, MEIL and Mentee, including if (i) the closing of the Acquisition does not occur within 180 days following the signing of the Share Purchase Agreement, (ii) the other party breaches any of its representations, warranties or covenants (subject to materiality thresholds and cure periods) or (iii) a legal restraint preventing the Acquisition has become final and nonappealable. The Share Purchase Agreement does not provide for any termination fee payable by either party in the event the agreement is terminated.

The Share Purchase Agreement contains customary representations, warranties and covenants of the Corporation, MEIL and Mentee, certain of which (except for the representations and warranties of the Corporation) shall survive the closing of the Acquisition. The shareholders of Mentee have agreed to indemnify the Corporation and MEIL for certain breaches of representations, warranties and covenants.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Share Purchase Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business, or operational information about the Corporation, Mentee or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Share Purchase Agreement are made only for purposes of the Share Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Share Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Corporation, Mentee, or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Share Purchase Agreement which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The shares of Class A Stock to be issued as consideration for the Acquisition will be issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 of Regulation D and Regulation S promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1*	Share Purchase Agreement, dated January 5, 2026, by and among Mobileye Global Inc., Mobileye Vision Technologies Ltd., Mentee Robotics Ltd., the Company Shareholders listed on Exhibit A thereto, and Shareholder Representative Services LLC, as the exclusive representative of the Shareholders

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*Schedules and exhibits to the Share Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Corporation hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mobileye Global Inc.

Date: January 6, 2026	By:	/s/ Moran Shemesh Rojansky
Moran Shemesh Rojansky
Chief Financial Officer